Exhibit R(4)


                                 CODE OF ETHICS

                         Alkeon Capital Management, LLC

                              Adopted January 2002
                            and Amended January 2005



Section I         Statement of General Principles

                  This Code of Ethics (the "Code") has been adopted by Alkeon Capital Management, LLC (the "Adviser"), in order to satisfy the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"). The purpose of the Code is to set forth and reinforce the fiduciary principals that govern the conduct of the Adviser and its personnel.

                  As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Adviser may abuse their fiduciary duties to the Adviser or any of the funds or other accounts managed by the adviser and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed. As it relates to Section 204A of the Advisers Act, the purpose of the Code is to establish procedures that are reasonably designed to prevent the misuse of material non-public information in violation of the federal securities laws by persons associated with the Adviser.

                  The Code is based on the principle that employees of Alkeon, who in the course of their duties obtain information regarding investment recommendations made to any fund or other account managed by the Adviser or any account's investment transactions, each owe a fiduciary duty to the account and the Adviser to conduct personal securities transactions in a manner that does not interfere with the fund's transactions or otherwise take unfair advantage of his or her position. All Alkeon employees shall place the interests of each account before their own personal interests. Technical compliance with the Code will not automatically insulate any employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to any account. Accordingly, all employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of each account.

                  Every Alkeon employee must read and retain this Code, and should recognize that he or she is subject to its provisions. For purposes of the Code, "Alkeon employees" include any person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control.


Section II        Definitions

         "Advisory Accounts" means any account managed by the Adviser, including, but not limited to, registered and unregistered funds, wrap accounts and separately managed accounts.

         "Annual Certification" means an Annual Certification of Compliance with the Code, in the form attached as Schedule D.

         "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

         "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code should be deemed to include, but not be limited to, any interest by which an Alkeon employee or any person in control of a Personal Account (as defined below) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security (as defined below), including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable).

         "Chief Compliance Officer" means the person designated by Alkeon to serve as the senior compliance officer of the Adviser.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company.

         "Initial Certification" means an Initial Certification of Compliance with the Code, in the form attached as Schedule C.

         "Personal Account" means any account in which an Alkeon employee has any direct or indirect Beneficial Ownership. A Personal Account also includes any account maintained by or for:

         (i) an employee's spouse (other than a legally separated or divorced spouse of the employee) and minor children;

         (ii) any immediate family members who live in the employee's household;

         (iii) any persons to whom the employee provides primary financial support, and either (a) whose financial affairs the employee controls, or (b) for whom the employee provides discretionary advisory services; and

         (iv) any partnership, corporation or other entity in which the employee has a 25% or greater beneficial interest, or in which the employee exercises effective control.

         "Reportable Security" means a Security (as defined below), except that it does not include:

         (i)      Direct obligations of the Government of the United States;

         (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

         (iii)    Shares issued by money market funds;

         (iv) Shares issued by registered open-end funds other than registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each a "reportable fund"); and

         (v) Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

         "Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act (15 U.S.C. 80b-2(a)(18)) and should be deemed to include any and all stock, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

         A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Section III       Objective and General Prohibitions

                  All Alkeon employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in this Code. Therefore, an Alkeon employee may not engage in any personal investment transaction under circumstances where the employee benefits from or interferes with the purchase or sale of investments by an Advisory Account. In addition, Alkeon employees may not use information concerning the investments or investment intentions of any Advisory Account, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Account. Disclosure by an Alkeon employee of such information to any person outside of the course of the responsibilities of the employee to the Adviser will be deemed a violation of this prohibition. All Alkeon employees must also comply with applicable federal securities laws and with the policies regarding the misuse of material, non-public information, which are set forth in Section IV.

                  Alkeon employees may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by the Adviser. In this regard, Alkeon employees should recognize that Rule 17j-1 under the 1940 Act and Section 206 under the Advisers Act make it unlawful for any affiliated person or principal underwriter of a fund, or any affiliated person of such a person, or any adviser directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by an account managed by the Adviser to:

                           (i) employ any device, scheme or artifice to defraud an Advisory Account;

                           (ii) make any untrue statement of a material fact to a fund or omit to state to the Adviser a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a fund; or

                           (iv) engage in any manipulative practice with respect to the Adviser.

Section IV        Prohibition Against Insider Trading

         (A)      Introduction

                  This Section IV of the Code is intended to satisfy the requirements of Section 204A of the Advisers Act, which is applicable to the Adviser and requires that the Adviser establish and enforce procedures designed to prevent the misuse of material, non-public information by its members, officers, directors and employees.

                  Trading Securities while in possession of material, non-public information, or improperly communicating that information to others, may expose an Alkeon employee to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall, and an order permanently barring an Alkeon employee from the securities industry.

         (B)      Policy on Insider Trading

                  No Alkeon employee may trade a Security, either personally or on behalf of any other person or account (including Advisory Accounts), while in possession of material, non-public information concerning that Security or the issuer thereof, nor may any Alkeon employee communicate material, non-public information to others in violation of the law. This Policy extends to employees' activities within and outside their duties with the Adviser.

                  (1)      Definition of Material Information

                  Information is material where there is a substantial likelihood that a reasonable investor would consider it very important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a Security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, Alkeon employees should direct any questions about whether information is material to Alkeon's Chief Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, major changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

                  (2)      Definition of Non-public Information

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones Newswire or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. Until information has been effectively communicated to the market place, it is considered to be "non-public."

                  (3)      Applicable Procedures

                  An Alkeon employee, before executing any trade for himself or herself or an Advisory Account, must determine whether he or she has material, non-public information. An Alkeon employee who believes he or she may be in possession of material, non-public information must take the following steps:

                  o Report the information and proposed trade immediately to the Chief Compliance Officer.

                  o Do not purchase or sell the Securities on behalf of anyone, including Advisory Accounts.

                  o Do not communicate the information to any person, other than to the Chief Compliance Officer.

                  After the Chief Compliance Officer has reviewed the issue, the Adviser will determine whether the information is material and non-public and, if so, what action such Adviser and the employee should take.

                  Alkeon employees must consult with the Chief Compliance Officer before taking any action. This degree of caution will protect Alkeon employees, Advisory Accounts and the Adviser.

                  (4)      Contacts with Public Companies

                  Contacts with public companies will sometimes be a part of the Adviser's research efforts. The Adviser may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an Alkeon employee becomes aware of material, non-public information. In such situations, the Adviser must make a judgment as to its further conduct. All Alkeon employees should contact the Chief Compliance Officer immediately if they believe that they may have received material, non-public information.

                  (5)      Tender Offers

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's Securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offer, or, the target company or anyone acting on behalf of either. Alkeon employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.


Section V         Prohibited Transactions

         (A) An Alkeon employee may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) the Adviser has purchased or sold the Security within the last seven (7) calendar days, or is considering purchasing or selling or is going to purchase or sell the Security in the next seven (7) calendar days; or
(ii) any person, on behalf of the Adviser, has within the last seven (7) calendar days considered purchasing or selling the Security for any Advisory Account, or is considering purchasing or selling the Security in the next seven
(7) calendar days, unless the Alkeon employee:

         (1)      obtains pre-clearance of such transaction pursuant to Section
                  VI and

         (2) provides the Chief Compliance Officer with the reports and other information described in Section VII.

         (B) While pre-clearance is still required, the prohibitions against trading in Securities seven (7) days before or after an Advisory Account may do so do not apply to transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more; provided that the general prohibitions of this Code shall be applicable to these transactions and that no orders for an Advisory Account are being executed or contemplated on the trading day that pre-clearance is requested.

Section VI        Pre-Clearance Procedures

                  All transactions in Personal Accounts, including an Alkeon employee's participation in initial public offerings and limited offerings, are subject to pre-clearance.

         (A)      Obtaining Pre-Clearance

                  Pre-clearance of a personal transaction in a Security may be obtained only from the Chief Compliance Officer or a person who has been designated by the Chief Compliance Officer to pre-clear transactions. The Chief Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B)      Time of Clearance

                  (1) An Alkeon employee may pre-clear a trade only where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. An Alkeon employee cannot obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, Alkeon employees may not simultaneously request pre-clearance to buy and sell the same Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for the day pre-clearance is given; provided, however, that pre-clearance for a proposed transaction expires automatically upon the Alkeon employee's receipt of facts or circumstances that would have prevented a proposed trade from being pre-cleared had such facts or circumstances been known by a Clearing Officer at the time the proposed transaction was approved. Accordingly, if an Alkeon employee becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Alkeon employee shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

         (C)      Form

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is attached as Schedule A.

         (D)      Filing

                  Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Clearing Officer.

         (E)      Factors Considered in Pre-Clearance of Personal Transactions

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors and any other factors he or she deems appropriate in determining whether or not to pre-clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of an Advisory Account;

                  (3) Whether the chance of a conflict of interest is remote; and

                  (4) Whether the transaction is likely to affect any Advisory Account adversely.

         (F)      Pre-Clearance Exceptions

                  In recognition of the de minimis or involuntary nature of certain transactions, certain transactions are excepted from the pre-clearance requirements; however, the restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from pre-clearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements:

                  (1) Purchases or sales that are non-volitional on the part of the employee, such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

                  (2)      Purchases or sales pursuant to an Automatic
                           Investment Plan;

                  (3) Transactions in securities that are not Reportable Securities; and

                  (4) Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party). (Employees wishing to take advantage of this provision must provide the Chief Compliance Officer with a written representation to the effect that the employee will not have any direct or indirect influence or control over the account.)

Section VII       Reports by Alkeon Employees

                  It is the responsibility of each Alkeon employee to take the initiative to comply with the requirements of this Section VII. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

         (A)      Initial Certifications and Initial Holdings Reports

                  Within ten days of becoming an Alkeon employee, Alkeon employees are required to complete and submit to the Chief Compliance Officer an Initial Certification in the form attached as Schedule C and an Initial Holdings Report.

                  The Initial Certification includes a list of all Personal Accounts along with a listing of any such Securities that are not held in a Personal Account. The Initial Certification and/or Initial Holdings Report must contain the following information (which must be current as of a date not more than 45 days before the person became an employee):

                  (1) the title and type of Security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security in which the Alkeon employee had any direct or indirect Beneficial Ownership when the person became an employee;

                  (2) the name of any broker, dealer or bank with which the Alkeon employee maintained an account in which any Securities were held for the direct or indirect benefit of the employee as of the date the person became an Alkeon employee; and

                  (3)      the date the Certification/Report is submitted.

                  Any new positions in Personal Accounts must be effected through and held in a brokerage account with a broker that has been pre-approved by the Chief Compliance Officer or other appropriate signatory of Alkeon, as determined by the Chief Compliance Officer. Further, Alkeon employees must make arrangements so that duplicate confirmations and statements relating to all Personal Accounts are sent to the Chief Compliance Officer, unless an exemption from this requirement is granted in writing by the Chief Compliance Officer.

                  Timely submission of the Initial Certification, along with a copy of the most recent monthly or periodic statement for each Personal Account and copies of all confirmations of transactions effected after the date of such statement, shall satisfy the requirements of this Section VII regarding submission of an Initial Holdings Report, provided that all information set forth in (1) and (2) above is contained the statements and confirmations. [Note: This includes statements and confirms of persons other than the employee if the employee has Beneficial Ownership of Securities held in the account.]

         (B)      Quarterly Transaction Reports

                  (1) Within ten days after the end of each calendar quarter, each Alkeon employee shall make a written report to the Chief Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Reportable Security.

                  Such report is hereinafter called a "Quarterly Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each Reportable Security:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title and exchange ticker number or CUSIP number, the interest rate and maturity (if applicable), the number of shares or principal amount of each Security and the price at which the transaction was effected;

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (d)      The date the report is submitted.

                  (3) An Alkeon employee shall not be required to file a Quarterly Transaction Report for a calendar quarter if the Chief Compliance Officer is being furnished with confirmations and statements for all Personal Accounts of such employee, provided that the employee has no transactions in Reportable Securities, other than those reflected in the confirmations and statements for such accounts. [Note: This includes statements and confirms of persons other than the employee if the employee has Beneficial Ownership of Securities held in the account.]

                  (4) Each Alkeon employee must notify the Chief Compliance Officer promptly of any new account opened during a quarter containing Securities in which the employee has Beneficial Ownership. The employee must provide: (i) the name of the broker, dealer or bank with whom the employee established the account; (ii) the date the account was established, and (iii) the date the report is submitted.

          (C)     Annual Certifications and Annual Holdings Reports

                  Annually, each Alkeon employee is required to complete and submit to the Chief Compliance Officer an Annual Certification in the form attached as Schedule D and an Annual Holdings Report. The Annual Certification includes a list of all Personal Accounts, along with a listing of any Securities in which the Alkeon employee has Beneficial Ownership that are not held in a Personal Account. The Annual Certification and/or Annual Holdings Report must include the information (which must be current as of a date no more than 45 days before the Certification/Report is submitted) set forth in Section VII(A)(1) and (2).

          (D)     Reporting Exemptions

                  (1) An Alkeon employee need not submit reports (initial, quarterly or annual) with respect to Securities held in accounts over which the employee has no direct or indirect influence or control.

                  (2) An Alkeon employee need not submit quarterly transaction reports with respect to purchases made by reinvesting cash dividends pursuant to a DRIP.


Section VIII      Additional Prohibitions

         (A)      Confidentiality of Advisory Account Transactions

                  Until disclosed in a public report to investors of a fund or in a report filed with the SEC in the normal course, all information concerning the Securities being considered for purchase or sale by any Advisory Account shall be kept confidential by all Alkeon employees and disclosed by them only on a "need to know" basis.

         (B)      Outside Business Activities, Relationships and Directorships

                  (1) Alkeon employees may not: (i) engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of an Advisory Account or the Adviser; or (ii) engage in outside business activities or maintain relationships with any person or company that may be inconsistent with the interests of any Advisory Account or the Adviser.

                  (2) Alkeon employees shall promptly notify the Chief Compliance Officer prior to becoming a member of the board of a public or private company. Alkeon employees are required to obtain the written approval of the Chief Compliance Officer or the appropriate signatory of the Adviser, as determined by the Adviser, prior to accepting any such board membership.

         (C)      Gratuities

                  Alkeon employees shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

         (D)      Reporting Illegal or Unethical Behavior

                  Employees are encouraged to report to management any actual or suspected illegal or unethical conduct on the part of other employees of which they become aware or any situations in which they are concerned about the "best course of action". A violation of the Code may be cause for immediate dismissal.

Section IX        Administration  of the Code and Other Items

         (A) The administration of this Code shall be the responsibility of the Chief Compliance Officer.

         (B)      The duties of the Chief Compliance Officer are as follows:

                  (1) The Chief Compliance Officer will continuously maintain a current list of the names of all Alkeon employees.

                  (2) The Chief Compliance Officer will provide each Alkeon employee with a copy of the Code (and any amendments) and inform each employee of his or her duties and obligations hereunder. Each Alkeon employee must acknowledge receipt of the Code and amendments thereto.

                  (3) The Chief Compliance Officer will obtain the Initial and Annual Certifications, the initial and annual holdings reports and the Quarterly Transaction Reports and brokerage confirmations and statements from Alkeon employees. The Chief Compliance Officer will periodically review holdings reports, transaction reports and brokerage confirmations and statements for, among other things, consistency with pre-clearance forms and client transactions.

                  (4) The Chief Compliance Officer will maintain or supervise the maintenance of all records and reports required to be kept by the Adviser pursuant to the Code.

                  (5) If the Chief Compliance Officer determines that a violation of this Code has occurred, he or she will advise management of the Adviser and will in consultation with management (and counsel as necessary) impose such sanctions as may be appropriate, including disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto will be maintained as part of the Adviser's records as specified below in Section IX(C).

         (C) The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (1) A copy of each Code that has been in effect at any time during the past five years;

                  (2) A record of any violation of the Code(s) described in (C)(1), above and of any action taken as a result of such violation for a period of not less than five
                           (5) years from the end of the fiscal year in which the violation occurred;

                  (3) A copy of all written acknowledgements of the receipt of the Code and amendments for each Alkeon employee who is currently, or within the past five years was, an Alkeon employee (these records must be kept for five years after the individual ceases to be an Alkeon employee);

                  (4) A copy of each report made by an Alkeon employee and brokerage confirmations and statements submitted on behalf of an Alkeon employee for a period of not less than five (5) years from the end of the year in which such report, confirmation or statement was made or submitted;

                  (5) a list of the names of persons who are currently, or within the past five years were, Alkeon employees (or otherwise subject to the Code).

                  (6) A record of any decision and supporting reasons for approving the acquisition of Securities by an Alkeon employee, including decisions relating to investments in initial public offerings and limited offerings; and

                  (7) A record of persons responsible for reviewing reports and copies of reports provided pursuant to
                           Section IX(F).

         (D) The Chief Compliance Officer may delegate to one or more other officers or employees of Alkeon such responsibilities of the Chief Compliance Officer as he or she may deem appropriate; provided, that it shall be the responsibility of the Chief Compliance Officer to supervise the performance by such persons of the responsibilities that have been delegated to them.

         (E) The Chief Compliance Officer will ensure that the Adviser's Form ADV (i) describes the Code and (ii) offers to provide a copy of the Code to any client or prospective client upon request.

         (F) The Board of Directors/Trustees of any registered investment company advised or sub-advised by the Adviser must approve this Code and any material amendments to this Code. The Chief Compliance Officer will prepare annually a written report that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report must include a discussion of whether any waivers that might be considered important by the Board were granted during the period. The report must also certify that the Adviser has adopted procedures reasonably necessary to prevent "access persons" (i.e., supervised persons of the Adviser who (i) have access to nonpublic information regarding any clients' purchase or sale of Securities, or nonpublic information regarding portfolio holdings of any fund the Adviser or its control affiliates manage or (ii) is involved in making Securities recommendations to clients, or has access to such recommendations that are nonpublic) from violating the Code.

                                   SCHEDULE A

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
            --------------------------------------------------------

                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
Ownership:


                                PURCHASES AND ACQUISITIONS
                                --------------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                          No. of Shares                                  Current Market
                          or Principal                                   Price Per Share
Date                      Amount                 Name of Security        or Unit                Account
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                 SALES AND OTHER DISPOSITIONS
                                 ----------------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                          No. of Shares                                  Current Market
                          or Principal                                   Price Per Share
Date                      Amount                 Name of Security        or Unit                Account
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Date:  ________________________                      Signature:_________________________________

                                                     Print Name:_______________________________

Permission Granted ______                            Permission Denied ______

Date and Time:_________________                      Signature:_________________________________
                                                                       (Clearing Officer)


                                   SCHEDULE B

                          QUARTERLY TRANSACTION REPORT
                          ----------------------------

                  I certify that this report, together with the confirmations and statements for any Personal Account(s) as to which I have arranged for the Chief Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to the Code. (If no such transactions took place write "NONE".) Use reverse side if additional space is needed.


                                    PURCHASES AND ACQUISITIONS
                                    --------------------------

----------------- ------------------ -----------------------  ------------------- ----------------- -------------------
                   No. of Shares                              Purchase Price
                   or Principal                               Per Share                             Executing
Date               Amount            Name of Security         or Unit             Account           Broker
----------------- ------------------ ------------------------ ------------------- ----------------- -------------------
----------------- ------------------ ------------------------ ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

                                    SALES AND OTHER DISPOSITIONS
                                    ----------------------------

------------------ ----------------- -----------------------  ------------------- ----------------- -------------------
                   No. of Shares                              Sale Price
                   or Principal                               Per Share                             Executing
Date               Amount            Name of Security         or Unit             Account           Broker
----------------- ------------------ ------------------------ ------------------- ----------------- -------------------

----------------- ------------------ ------------------------ ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

----------------- ----------------- ------------------------  ------------------- ----------------- -------------------

Date Completed:  _______________                     Signature:_________________________________

                                                     Print Name:________________________________


                                   SCHEDULE C

            INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
            -------------------------------------------------------

                  I have read and understand the Code of Ethics of Alkeon Capital Management, L.L.C., and certain of its affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that all my Personal Accounts are listed below, and that the most recent monthly statement for each Account, along with confirmations of any transactions effected since the date of such statements, are attached. I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Accounts.

        Title of Account          Name of Broker             Account Number








                  I hold the following Securities in addition to those in my Personal Accounts (If none, write NONE):





                  I am a director of the following public and private companies:





Date Completed:  _______________           Signature:__________________________

                                           Print Name:_________________________

                                   SCHEDULE D

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
             ------------------------------------------------------

                  I have read and understand the Code of Ethics of Alkeon Capital Management, L.L.C., (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Accounts that have been sent to you.

                  I certify that all my Personal Accounts are listed below, and that the most recent monthly statement for each Account is attached. I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Accounts.

          Title of Account          Name of Broker             Account Number









                  I hold the following securities in addition to those in my Personal Accounts (If none, write NONE):





                  I am a director of the following public and private companies:





Date Completed:  _______________               Signature:_____________________

                                               Print Name:____________________